Exhibit 5.3

A Professional Law Corporation

1001 Fannin Street, Suite 1800	822 Harding Street	One Shell Square
Houston, TX 77002	Post Office Box 52008	701 Poydras Street, Suite 5000
(713) 651-2900 Main	Lafayette, LA 70505	New Orleans, LA 70130
(713) 651-2980 Fax	(337) 232-7424 Main	(504) 581-7979 Main
	(337) 267-2399 Fax	(504) 556-4108 Fax

www.Liskow.com

April 6, 2015

Genesis Energy, L.P.

919 Milam, Suite 2100

Houston, Texas 77002

Re:	Genesis Energy, L.P.

Registration Statement Form S-3

Ladies and Gentlemen:

We have acted as special Louisiana counsel to Red River Terminals, L.L.C. and TDC, L.L.C., each a Louisiana limited liability company (the “Companies” and each, a “Company”) in order to render this opinion in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed by Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (the “Securities”) consisting of (a) common units (the “Common Units”) representing limited partnership interests in the Partnership, (b) preferred securities (the “Preferred Securities”) representing limited partnership interests in the Partnership, (c) subordinated securities (the “Subordinated Securities” and, together with the Common Units and the Preferred Securities, the “LP Equity Securities”) representing limited partnership interests in the Partnership, (d) the Partnership’s options to purchase LP Equity Securities (the “Options”), (e) the Partnership’s warrants to purchase LP Equity Securities or Debt Securities (defined below) (the “Warrants”), (f) the Partnership’s rights to purchase LP Equity Securities (the “Rights”), (g) the Partnership’s senior debt securities, as to which the Partnership’s subsidiary, Genesis Energy Finance Corporation, a Delaware corporation (“Genesis Finance”), may be co-issuer, in one or more series (the “Senior Debt Securities”), and the Partnership’s subordinated debt securities, as to which Genesis Finance may be co-issuer, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Partnership Debt Securities”) and (h) guarantees (the “Guarantees”) of Partnership Debt Securities by certain subsidiaries of the Partnership, including the Companies (the “Subsidiary Guarantors”), named in the Registration Statement (the Partnership Debt Securities, together with (if such Partnership Debt Securities have been guaranteed by Subsidiary Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”) or any combination of the foregoing, each on terms to be determined at the time of each offering. As used herein, “Other Subsidiary Guarantors” means the Subsidiary Guarantors other than the Companies. This opinion is being furnished at the request of the Partnership.

We have examined originals or certified copies of (i) a form of the Indenture for the Senior Debt Securities filed as Exhibit 4.12 to the Registration Statement to be entered into by the Partnership, Genesis Finance, the Companies, the Other Subsidiary Guarantors, and U.S. Bank National Association, as trustee, the form and terms (including whether Genesis Finance is co-issuer thereof and any

April 6, 2015

Guarantees) of any series of Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, (ii) a form of the Indenture for the Subordinated Debt Securities filed as Exhibit 4.13 to the Registration Statement to be entered into by the Partnership, Genesis Finance, the Companies, the Other Subsidiary Guarantors, and U.S. Bank National Association, as trustee (together with the trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including whether Genesis Finance is co-issuer thereof and any Guarantees) of any series of Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or a supplemental indenture to such Indenture, (iii) photostatic copies of each of the articles of organization of Red River Terminals, L.L.C. and TDC, L.L.C., the Operating Agreement, dated July 25, 2007, of TDC, L.L.C. and the Amended and Restated Operating Agreement, dated July 11, 2007, of Red River Terminals, L.L.C., and (iv) such other certificates and documents of officials of the Companies and public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed the existence and entity power of each party to the Indenture other than the Companies. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Companies, all of which we assume to be true, correct and complete. We have further assumed that each Indenture, Registration Statement, Prospectus, and each Debt Security has been or will hereafter be duly authorized, executed and delivered by the Partnership, the Other Subsidiary Guarantors, and Genesis Finance (as applicable) pursuant to all partnership, limited liability, and corporate actions.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.	Each Company is duly formed or organized, validly existing and in good standing as a limited liability company under the laws of the State of Louisiana.

2.	Each Company has the entity power to execute and deliver the Indenture as a Subsidiary Guarantor and perform its obligations under the Indenture (including its Guarantee pursuant thereto).

3.	With respect to Debt Securities guaranteed by a Company, when:

(i) the Partnership, and, if such Genesis Finance is a co-issuer, Genesis Finance, each Company and the Other Subsidiary Guarantors (together with the Partnership, the Companies and Genesis Finance, the “Obligors”) have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters,

(ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the Obligors and the other parties thereto with the terms of such Debt Securities (including whether Genesis Finance is co-issuer thereof) and such Guarantees having been set forth in such Indenture or a supplemental indenture or an officers’ certificate delivered pursuant thereto,

(iii) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and

April 6, 2015

(iv) such Debt Securities (including notations of such Guarantee thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture or supplemental indenture relating to such Debt Securities and the applicable resolutions of the respective governing bodies of the applicable Obligors and the applicable definitive purchase, underwriting or similar agreement against payment (or delivery) of the consideration therefor provided for therein, or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Securities or Subordinated Securities, the amendment to the organizational or charter documents of the Partnership or certificate of designations therefor, or if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Guarantee by such Company will have been duly authorized by all necessary limited liability company action on the part of such Company.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)

We have assumed that in the case of any offering of Debt Securities guaranteed by a Company: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Debt Securities are issuable upon exercise of Securities constituting Warrants or upon exchange or conversion of Securities constituting Preferred Securities or Subordinated Securities, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Debt Securities will have been duly authorized, executed and delivered by the Partnership and the other parties thereto; (v) at the time of the issuance of such Securities, such Company and each of the other Obligors (a) will continue to be validly existing and will continue to be duly qualified and in good standing under the laws of its jurisdiction of incorporation, formation or organization and (b) will continue to have the necessary corporate, limited liability company or partnership power and due authorization, and the organizational or charter documents of such Company and each of the other Obligors will continue to be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof; (vi) the terms of such Debt Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the organizational or charter documents of such Company and each of the other Obligors, and the terms of such Debt Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon such Company and each of the other Obligors and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which the Partnership’s securities are listed for trading) having jurisdiction over each such Company and each of the other Obligors and in conformity with the applicable Indenture,

April 6, 2015

supplemental indenture or officers’ certificate and the applicable resolution of the governing body of such Company and each of the other Obligors, the applicable Indenture, supplemental indenture or officers’ certificate; (vii) if (a) such Debt Securities constitute Debt Securities issuable (x) upon exercise of Securities constituting Warrants, (A) the Partnership will have taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (B) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable warrant agreement therefor and such authorization and approval related to such Warrants and the terms of the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, (y) upon exchange or conversion of Securities constituting Preferred Securities, (A) the Partnership will have taken all necessary action to authorize and approve the issuance of such Preferred Securities, the terms of the offering thereof and related matters, (B) the Partnership will have taken all necessary action to designate and establish the terms of such Preferred Securities and will have amended and filed such amendments and designations to or with respect to its organizational or charter documents as required under applicable law and such organizational or charter documents, and (C) such Preferred Securities will have been duly issued and delivered, with certificates representing such Preferred Securities having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the register of Preferred Securities of the Partnership, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Preferred Securities are issuable upon the exercise of Securities constituting Options, the applicable option agreement therefor, or if such Preferred Securities are issuable upon exercise of Securities constituting Warrants, the applicable warrant agreement therefor, or if such Preferred Securities are issuable pursuant to Rights, the applicable rights agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, or if such Preferred Securities are issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable officers’ certificate, supplemental indenture or Indenture therefor, against payment (or delivery) of the consideration therefor provided for therein, or (z) upon exchange or conversion of Securities constituting Subordinated Securities, (A) the Partnership will have taken all necessary action to authorize and approve the issuance of such Subordinated Securities, the terms of the offering thereof and related matters, (B) the Partnership will have taken all necessary action to designate and establish the terms of such Subordinated Securities and will have amended and filed such amendments and designations to or with respect to its organizational or charter documents as required under applicable law and such organizational or charter documents, and (C) such Subordinated Securities will have been duly issued and delivered, with certificates representing such Subordinated Securities having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the register of Subordinated Securities of the Partnership, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Subordinated Securities are issuable upon the exercise of Securities constituting Options, the applicable option agreement therefor, or if such Subordinated Securities are issuable upon exercise of Securities constituting Warrants, the applicable warrant agreement therefor, or if such Subordinated Securities are issuable pursuant to Rights, the applicable rights agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, or if such Subordinated Securities are

April 6, 2015

issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable officers’ certificate, supplemental indenture or Indenture therefor, against payment (or delivery) of the consideration therefor provided for therein, or (b) such Securities constitute Debt Securities that are exchangeable for or convertible into Securities constituting LP Equity Securities, the Partnership will have then taken all necessary action to authorize and approve the issuance of such LP Equity Securities upon exchange or conversion of such Debt Securities (including, in the case of Preferred Securities or Subordinated Securities, shall have amended and filed such amendments and designations to or with respect to its organizational or charter documents as required under applicable law and such organizational or charter documents), the terms of such exchange or conversion and related matters and to reserve such LP Equity Securities for issuance upon such exchange or conversion; (viii) the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the Partnership or, if Genesis Finance is co-issuer thereof, Genesis Finance; (ix) the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against such Company or any Other Subsidiary Guarantor; and (x) the applicable Indenture will constitute the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.

(B)	Our opinions with respect to the existence, good standing and qualification to do business set forth in Paragraph (1) above are based solely upon the articles of organization of Red River Terminals, L.L.C. and TDC, L.L.C. and upon certificates from the Secretary of State of the State of Louisiana.

(C)	You are advised that our engagement has been limited to specific matters; consequently, there may exist matters of a legal nature involving the Companies about which we have not advised and of which we have no knowledge.

(D)	We express no opinion regarding any Blue Sky laws or any securities laws.

(E)	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of the Laws of the State of Louisiana.

(F)	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

(G)	The opinions expressed herein are written as of and relate solely to the date hereof, and we disclaim any obligation to update this Opinion in any manner or for any reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

April 6, 2015

Very truly yours,

/s/ LISKOW & LEWIS

LISKOW & LEWIS

A Professional Law Corporation